                                                                   EXHIBIT 10.07

                              AMENDED AND RESTATED
                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------

         THIS AGREEMENT entered into this 30th day of August, 1995, by and between THE GRADALL COMPANY, an Ohio corporation, with principal offices at 406 Mill Avenue, S.W., New Philadelphia, Ohio 44663 (the "Company"), and DAVID S. WILLIAMS (the "Employee").

         WITNESSETH THAT:

         WHEREAS, the Company and the Employee entered into a Deferred Compensation Agreement, dated July 19, 1989 (the "Deferred Compensation Agreement"); and

         WHEREAS, the Company and the Employee desire to amend and restate the Deferred Compensation Agreement as set forth below.

         NOW, THEREFORE, the Company and the Employee agree as follows:

         ARTICLE 1 - DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as set forth in this Section 1.

         1.1 "Retirement" shall mean the termination of the Employee's employment with the Company, whether voluntary or involuntary, with or without cause, (a) at any time after the Employee reaches the age sixty (60), or (b) as a result of the disability of the Employee.

         1.2 "Designated Beneficiary" shall mean the person or persons designated by Employee, in accordance with the provisions of Section 5.1 hereof, to receive, in the event of Employee's death, any amounts payable to Employee hereunder.

         1.3 "Policy" shall mean that certain life insurance policy owned by the Rabbi Trust insuring the life of the Employee and issued by The New England Mutual Life Insurance Company under Policy No. 8461724.

         1.4 "Rabbi Trust" shall mean the Trust under The Gradall Company Non-Qualified Deferred Compensation Plans.

         ARTICLE 2 - RETIREMENT OF EMPLOYEE.

         2.1 DEFERRED COMPENSATION. Upon the Retirement of the Employee, the Company shall pay Employee annually in twelve (12) approximately equal monthly installments, for a period of fifteen (15) years certain, a retirement benefit in the amount of Thirty Thousand Dollars ($30,000) per year.

         2.2 DEATH OF EMPLOYEE AFTER RETIREMENT. In the event that Employee's death shall occur prior to the expiration of fifteen (15) years from the date of Employee's retirement under this Article 2, the Company shall pay the annual deferred compensation described in Section 2.1 above to Employee's Designated Beneficiary for the balance of such fifteen (15) year period.

         ARTICLE 3 - DEATH OF EMPLOYEE PRIOR TO RETIREMENT.

         3.1 DEATH BENEFIT. In the event of Employee's death prior to Retirement pursuant to Article 2 hereof and prior to any earlier termination of Employee's employment with the Company, the Company shall pay annually in twelve (12) equal monthly installments to Employee's Designated Beneficiary, for a period of fifteen (15) years certain; a death benefit in the amount of Thirty Thousand Dollars ($30,000) per year.

         ARTICLE 4 - TERMINATION OTHER THAN BY REASON OF DEATH.

         4.1 ASSIGNMENT OF POLICY. In the event that Employee's employment with the Company shall hereafter terminate or be terminated for any reason, with or without cause, other than Employee's death or Retirement as set forth hereinabove, the Company shall cause the Rabbi Trust to assign to the Employee all of the Rabbi Trust's right, title and interest in and to the Policy. Thereafter, the Employee shall have all ownership rights in the Policy, including the right to continue the Policy in full force and effect, and to cancel or surrender the Policy.

         ARTICLE 5 - DESIGNATED BENEFICIARY.

         5.1 APPOINTMENT OF DESIGNATED BENEFICIARY. Upon execution of this Agreement, Employee shall designate, in a writing in form satisfactory to the Board of Directors of the Company, and file with the Secretary of the Company, the person, persons or entity to whom payments of the benefits and/or deferred compensation, as set forth in Articles 2 and 3, hereof, shall be made in the event of Employee's death. Employee shall thereafter be free to amend, alter or change such designation, provided, however, that any such amendment, alteration or change shall be made by a writing in form satisfactory to the Board of Directors of the Company and shall be filed with the Secretary of the Company.

         ARTICLE 6 - NON-QUALIFIED DEFERRED COMPENSATION PLAN TRUST.

         6.1 RABBI TRUST. The Employee shall contribute to the Rabbi Trust, as a deferral of his compensation from the Company, $2,468.77 per year, until the earlier of (a) the Employee's Retirement, (b) January 1, 2001, or (c) the assignment of the Policy to the Employee pursuant to Section 4.1 hereof. The Company may withhold from compensation otherwise payable to the Employee all amounts to be contributed by the Employee pursuant to this Section 6.1.
The Company shall contribute to the Rabbi Trust, for the account of the Employee, that amount per year as is equal to the annual premium due under the Policy, less the amount, if any, which the

Employee is required to contribute to the Rabbi Trust pursuant to this Section
6.1.  All amounts contributed to the Rabbi Trust pursuant to the terms of this
Section 6.1 shall be used by the Rabbi Trust to pay the annual premium due under the Policy. The Company's obligation to make contributions to the Rabbi Trust pursuant to this Section 6.1 shall continue until the earlier of (a) the payment in full of all premiums due under the Policy, (b) the death of the Employee, or (c) the assignment of the Policy to the Employee pursuant to
Section 4.1 hereof, even if after the Retirement of the Employee.

         6.2 POLICY. Except as provided in Section 4.1 hereof, the Policy shall be owned by the Rabbi Trust, which shall be the sole beneficiary of amounts payable thereunder. All proceeds of the Policy, including the cash surrender value thereof and any death benefits paid thereunder, shall be, subject to the terms of the Rabbi Trust, used to satisfy the Company's obligations hereunder. If the proceeds of the Policy are insufficient to satisfy the Company's obligations hereunder, the Company shall remain liable on all payments due hereunder.

         ARTICLE 7 - MISCELLANEOUS.

         7.1 NO ASSIGNMENT WITHOUT CONSENT OF COMPANY. Except as set forth herein, no rights of any kind under this Agreement shall, without the written consent of the Company, be transferable or assignable by the Employee, any Designated Beneficiary or any other person, or to be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

         7.2 INTERPRETATION. All questions of interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.

         7.3 SAVINGS CLAUSE. In the event that any provision or term of this Agreement is determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall be enforceable as if such void or nonenforceable provision or term had never been a part hereof.

         7.4 CHANGE OF BUSINESS FORM. The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth. The Company further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Paragraph 7.4, without having made adequate provision for the fulfilling of its obligations hereunder. In the event of any default with respect to the provisions of this Paragraph 7.4, the Employee (or other obligee or obligees) shall have transferred assets, until such default be corrected.

         7.5 GOVERNING LAW. This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of Ohio.

         7.6 EMPLOYMENT OF EMPLOYEE BY COMPANY. Nothing herein shall be construed as an offer or commitment by the Company to continue Employee's employment with the Company for any period of time.

         ARTICLE 8 - AMENDMENT OF AGREEMENT.

         8.1 This Agreement may be revoked or amended, in whole or in part, by a writing signed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                      THE GRADALL COMPANY


                                      By: /s/ Barry L. Phillips
                                         -----------------------------




                                      /s/ David L. Phillips
                                      --------------------------------
                                      David S. Williams - "Employee"